Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Progressive Care, Inc.

Hallandale Beach, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration on Form S-1/A of Progressive Care, Inc., of our report dated March 31, 2021 relating to the financial statements at and for the year ended December 31, 2020.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Daszkal Bolton LLP

Boca Raton, Florida

December 3, 2021